Exhibit 99.1

Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100
For Immediate Release
PGI’s Cali, Colombia Facility Temporarily Closed Due to Regional Flooding
December 7th, 2010
[Charlotte, N.C.] — -Polymer Group, Inc. (OTC Bulletin Board: POLGA; POLGB) (PGI) has temporarily closed its Cali, Colombia facility due to flooding that has occurred at the industrial park where the PGI plant is located. A severe rainy season has impacted many parts of the country.
During the interruption of manufacturing, the company has established temporary offices away from the flooded area and is working with customers to meet critical needs through the use of its global manufacturing base as much as possible.
Veronica “Ronee” Hagen, PGI’s chief executive officer, stated, “This is a difficult situation, but we are pleased to report that our people remain safe. Our immediate focus is on mitigating impacts to our customers and our business. We are in close communications with our Latin American customers and supply chain partners, alerting them about this situation and the execution of contingency plans to support their needs. Additionally, we are proactively preparing to take the necessary steps to expeditiously restore our facility to its world-class status as soon as the water levels subside. We will continue to communicate with our people and our customers as the situation develops.”
Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 14 manufacturing and converting facilities in nine countries throughout the world.
Safe Harbor Statement
Except for historical information contained herein, the matters set forth in this press release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements speak only as of the date of this release. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: the outcome of settlement discussions with the Internal Revenue Service regarding the final amount of the potential tax liabilities and associated payments related to the previously disclosed personal holding company tax matters; uncertainty regarding the effect or outcome of the company’s announced sale to an affiliate of Blackstone Capital Partners V L.P.; general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes to selling prices to customers which are based, by contract, on an underlying raw material index; substantial debt levels and potential inability to maintain sufficient liquidity to finance our operations and make necessary capital expenditures; inability to meet existing debt covenants or obtain necessary waivers; achievement of objectives for strategic acquisitions and dispositions; inability to achieve successful or timely start-up on new or modified production lines; reliance on major customers and suppliers; domestic and foreign competition; information and technological advances; risks related to operations in foreign jurisdictions; and changes in environmental laws and regulations, including climate change-related legislation and regulation. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K/A and subsequent Quarterly Reports on Form 10-Q.
For media inquiries, please contact:
Cliff Bridges
Global Marketing and HR Communications Director
(704) 697-5168
bridgesc@pginw.com
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